UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 21, 2012 (November 15, 2012)

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Montana	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 1040

Denver, CO 80202

(Address of principal executive offices, including zip code)

(303) 323-0008

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2012, Emerald Oil, Inc., a Montana corporation (“Emerald”), entered into a credit agreement (the “Credit Agreement”) with Wells Fargo Bank, N.A. (“Wells Fargo”), as administrative agent, and the lenders party thereto. The Credit Agreement is a senior secured reserve-based revolving credit facility with a maximum commitment of $400 million and an initial borrowing base of $27.5 million (the “Facility”).

Amounts borrowed under the Facility will mature on November 20, 2017, and upon such date, any amounts outstanding under the Facility are due and payable. Redeterminations of the borrowing base will be on a semi-annual basis, with an option to elect additional redeterminations every six months, which allows for redeterminations as frequent as every quarter.

The annual interest cost, which is dependent upon the percentage of the borrowing base utilized, is, at Emerald’s option, based on either the Alternate Base Rate (as defined in the credit agreement) plus 0.75% to 1.75% or the London Interbank Offer Rate (LIBOR) plus 1.75% to 2.75%; provided, in no event may the interest exceed the maximum interest rate allowed by any current or future law. The current annual interest rate on the Facility is 2.56%, which is based on LIBOR plus 2.25%. Interest on ABR Loans is due and payable on a quarterly basis, and interest on Eurodollar Loans is due and payable, at Emerald’s option, at one-, two-, three-, six- (or in some cases nine- or twelve-) month intervals. Emerald will also pay a commitment fee ranging from 0.375% to 0.5%, depending on the percentage of the borrowing base utilized.

A portion of the Facility not in excess of $5 million will be available for the issuance of letters of credit by Wells Fargo. Emerald will pay a rate per annum ranging from 1.75% to 2.75% on the face amount of each letter of credit issued and will pay a fronting fee equal to the greater of $500 and 0.125% of the face amount of each letter of credit issued.

Each of Emerald’s subsidiaries is a guarantor under the Facility. The Facility is secured by first priority, perfected liens and security interests on substantially all assets of Emerald and the guarantors, including a pledge of their ownership in their respective subsidiaries.

The Credit Agreement contains customary covenants that include among other things, limitations on the ability of Emerald to incur or guarantee additional indebtedness; create liens; pay dividends on or repurchase stock; make certain types of investments; enter into transactions with affiliates; and sell assets or merge with other companies. The Credit Agreement also requires compliance with certain financial covenants, including, (a) a ratio of current assets to current liabilities of at least 1.00 to 1.00, (b) a maximum ratio of debt to EBITDA for the preceding four fiscal quarters of no more than 3.50 to 1.00, and (c) a fixed charge coverage ratio for any four fiscal quarters of at least 3.00 to 1.00.

On November 20, 2012, approximately $15.2 million was drawn to pay in full the approximate $15.0 million outstanding balance on Emerald’s credit facility with Macquarie Bank Limited (“Macquarie”) and fees and expenses associated with the Credit Agreement. Emerald intends to utilize remaining approximate $12.3 million available under the Facility for its ongoing business operations, including the development and acquisition of properties and financing working capital requirements.

The foregoing is intended to provide a brief description of the Credit Agreement but is not a complete description and is qualified in its entirety by the reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement described under Item 1.01 of this Form 8-K, as of November 20, 2012, Emerald paid in full the balance on its existing credit facility with Macquarie (the “Prior Credit Agreement”), which was previously described in the Current Report on Form 8-K filed by Emerald on July 31, 2012, and terminated the Prior Credit Agreement. There was no penalty associated with the termination of the Prior Credit Agreement. Emerald and its affiliates have no other material relationships with Macquarie or any of the other lenders party to the Prior Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement under Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2012, Emerald’s Board of Directors ratified the recommendation and approval of the Compensation Committee to award grants of restricted stock units (RSUs) and cash bonuses to substantially all of Emerald’s management and employees, including Emerald’s named executive officers, based upon the achievement of performance objectives established by the Compensation Committee for STI Awards, as well as additional grants of RSUs due to the efforts and performance of the executive officers in transitioning Emerald from a non-operator to an operator and achieving other performance objectives and standing execution determined by the Compensation Committee. The Compensation Committee has determined that it will review and award grants at its discretion on a semi-annual basis for objectives met under the STI Awards, on a quarterly basis for objectives met on standing execution items, and on an annual basis for any discretionary bonuses to executive officers upon meeting additional objectives established by the Compensation Committee. J.R. Reger (Executive Chairman), Mike Krzus (Chief Executive Officer) and McAndrew Rudisill (President) each were granted 441,611 RSUs and $103,019 in cash; Paul Wiesner (Chief Financial Officer) was granted 318,127 RSUs and $74,213 in cash; Karl Osterbuhr (Vice President Exploration and Business Development) was granted 268,562 RSUs and $62,650 in cash; and Mitch Thompson (Chief Accounting Officer) was granted 158,045 RSUs and $36,869 in cash. The RSUs were granted pursuant to Emerald’s 2011 Equity Incentive Plan. The RSUs vest in three tranches, with one-third vesting upon the date of grant, one-third vesting upon the first anniversary of the date of grant and the remaining one-third vesting upon the second anniversary of the date of grant.

Effective November 15, 2012, Emerald amended its employment agreements with each of Messrs. Krzus, Rudisill, Reger, Wiesner, Osterbuhr and Thompson to remove the restrictions from Emerald granting any equity-based awards to the executive officers prior to July 26, 2013, the one-year anniversary of its acquisition of Emerald Oil, Inc., a Delaware corporation, and to allow the executive officers to be eligible for one or more discretionary bonuses equal to an amount and form of bonus, whether in cash, equity awards or a combination thereof, as determined by the Compensation Committee, in its discretion. Any discretionary bonus shall be based on the Compensation Committee’s evaluation of the condition of Emerald’s business, the results of operations, the officer’s individual performance for the relevant period, the satisfaction by employee or Emerald of goals and milestones that may be established by the Compensation Committee, or any combination thereof, as the Compensation Committee may determine in its sole discretion.

The foregoing is intended to provide a brief description of the RSU awards and the amendments to the employment agreements but is not a complete description and is qualified in its entirety by the reference to the full text of the form of Restricted Stock Unit Agreement, which is attached hereto as Exhibit 10.2, and the amendments to the employment agreements, which are attached as Exhibits 10.3 through 10.8, and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing the entry into the Credit Agreement is attached as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Exhibit Description
10.1	Credit Agreement, dated November 20, 2012, among Emerald Oil, Inc., as Borrower, Wells Fargo Bank, N.A., as Administrative Agent, and the Lenders party thereto.
10.2	Form of Restricted Stock Unit Agreement.
10.3	Amendment No. 1 to Employment Agreement, dated November 15, 2012, between Emerald Oil, Inc. and J.R. Reger.
10.4	Amendment No. 1 to Employment Agreement, dated November 15, 2012, between Emerald Oil, Inc. and Mike Krzus.
10.5	Amendment No. 1 to Employment Agreement, dated November 15, 2012, between Emerald Oil, Inc. and MacAndrew Rudisill.
10.6	Amendment No. 1 to Employment Agreement, dated November 15, 2012, between Emerald Oil, Inc. and Paul Wiesner.
10.7	Amendment No. 1 to Employment Agreement, dated November 15, 2012, between Emerald Oil, Inc. and Karl Osterbuhr.
10.8	Amendment No. 1 to Employment Agreement, dated November 15, 2012, between Emerald Oil, Inc. and Mitch Thompson.
99.1	Press Release dated November 20, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.

By:	/s/ Mitchell R. Thompson
Mitchell R. Thompson Chief Accounting Officer

Date:  November 21, 2012

EXHIBIT INDEX

Exhibit	Exhibit Description
10.1	Credit Agreement, dated November 20, 2012, among Emerald Oil, Inc., as Borrower, Wells Fargo Bank, N.A., as Administrative Agent, and the Lenders party thereto.
10.2	Form of Restricted Stock Unit Agreement.
10.3	Amendment No. 1 to Employment Agreement, dated November 15, 2012, between Emerald Oil, Inc. and J.R. Reger.
10.4	Amendment No. 1 to Employment Agreement, dated November 15, 2012, between Emerald Oil, Inc. and Mike Krzus.
10.5	Amendment No. 1 to Employment Agreement, dated November 15, 2012, between Emerald Oil, Inc. and MacAndrew Rudisill.
10.6	Amendment No. 1 to Employment Agreement, dated November 15, 2012, between Emerald Oil, Inc. and Paul Wiesner.
10.7	Amendment No. 1 to Employment Agreement, dated November 15, 2012, between Emerald Oil, Inc. and Karl Osterbuhr.
10.8	Amendment No. 1 to Employment Agreement, dated November 15, 2012, between Emerald Oil, Inc. and Mitch Thompson.
99.1	Press Release dated November 20, 2012.